Exhibit 99.1

PSQ Holdings Announces Second Quarter 2026 Financial Results

Revenue Growth of 108%

GAAP Operating Loss Improves to $4.8 Million

Positive Non-GAAP Operating Income of $0.4 Million

Revenue Per Headcount Improves 316%

BOZEMAN, MT, July 29, 2026 — PSQ Holdings, Inc. (NYSE: PSQH) (the “Company”), a payments and financial infrastructure company, today reported financial results for the second quarter 2026.

SECOND QUARTER 2026 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the financial technology (“fintech”) segment, for the quarter ended June 30, 2026 was $7.1 million compared to $3.4 million for the second quarter ended June 30, 2025, a 108% increase compared to the prior year period.

•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the quarter ended June 30, 2026 increased $1.0 million or an increase of 16% compared to the prior year period. The increase was primarily due to a one-time decrease in share based compensation of $2.0 million in June 2025, driven by a non-cash share based compensation reversal following the Chief Financial Officer transition.

•	Operating loss for the quarter ended June 30, 2026 was $4.8 million, an improvement of $0.4 million or 8% compared to $5.2 million for the quarter ended June 30, 2025.

•	Net cash used in operating activities for the quarter ended June 30, 2026 was $2.3 million, an improvement of $2.5 million or 52% compared to $4.9 million for the quarter ended June 30, 2025.

•	Loss from discontinued operations, net of tax for the quarter ended June 30, 2026 was $0.4 million compared to $2.9 million for the same period in 2025.

•	Net loss for the quarter ended June 30, 2026 was $5.6 million, a decrease of $2.7 million, or 33%, compared to a net loss of $8.4 million for the quarter ended June 30, 2025.

•	Loss per share for the quarter ended June 30, 2026 decreased to $1.54 compared to $2.78 for the second quarter of 2025, a 45% decrease.

•	Revenue per headcount for the quarter ended June 30, 2026 was $198,126 compared to $47,665 for the three months ended June 30, 2025, an improvement of 316%. Revenue per headcount is calculated as total revenue divided by full-time equivalent employees as of the last day of the period.

•	Non-GAAP operating income (a non-GAAP measure) for the quarter ended June 30, 2026 was $0.4 million compared to non-GAAP operating loss of $2.7 million loss in the prior year period, an improvement of 114%.

The definitions and reconciliations of non-GAAP operating loss to GAAP operating Income loss are provided under the heading non-GAAP Financial Measures at the end of this release.

YEAR TO DATE 2026 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the financial technology (“fintech”) segment, for the six months ended June 30, 2026 was $15.3 million compared to $6.5 million for the six months ended June 30, 2025, a 136% increase compared to the prior year period.

•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the six months ended June 30, 2026 decreased $1.0 million or a decrease of 6% compared to the prior year period.

•	Operating loss for the six months ended June 30, 2026 was $10.9 million, an improvement of $3.6 million or 25% compared to $14.5 million for the six months ended June 30, 2025.

•	Net cash used in operating activities for the six months ended June 30, 2026 was $6.5 million, an improvement of $4.8 million or 43% compared to $11.3 million for the six months ended June 30, 2025.

•	Loss from discontinued operations, net of tax for the six months ended June 30, 2026 was $0.4 million compared to $5.3 million for the same period in 2025.

•	Net loss for the six months ended June 30, 2026 was $12.1 million, an decrease of $0.7 million, or 6%, compared to a net loss of $12.8 million for the six months ended June 30, 2025.

•	Loss per share for the six months ended June 30, 2026 decreased to $3.34 compared to $4.36 for the same period in 2025, a 23% decrease.

•	Revenue from continued operations per headcount for the six months ended June 30, 2026 was $424,748 compared to $90,037 for the six months ended June 30, 2025, an improvement of 372%.

•	Non-GAAP operating loss (a non-GAAP measure) for the six months ended June 30, 2026 was $0.5 million compared to $5.5 million loss in the prior year period, an improvement of 91%.

BRANDS SEGMENT DIVESTITURE

On July 28, 2026 the Company announced that it had entered into a definitive agreement to sell EveryLife, its direct-to-consumer diaper and baby products brand, to FreeHold Brands, LLC, for gross proceeds of $5.5 million in cash, before transaction fees and customary adjustments. The transaction is expected to close by September 30, 2026, subject to customary closing conditions.

The Company has reported EveryLife as discontinued operations since the third quarter of 2025, reflecting the Company's previously stated intention to divest non-core assets as it concentrates on its core payments and financial infrastructure businesses.

FINANCIAL REVIEW

Balance Sheet & Liquidity

•	As of June 30, 2026, the Company had $8.3 million of restricted cash and cash and cash equivalents, which included $44,509 related to discontinued operations.

•	The Company had an outstanding principal balance of $7.3 million on its $10.0 million revolving line of credit as of June 30, 2026. The Company draws on this credit line to fund new consumer loan and lease originations, and repays it as those loans are collected or sold to third parties.

Discontinued Operations

•	Net revenues from discontinued operations, which includes the Brands and Marketplace business segments, for the quarter ended June 30, 2026 was $3.8 million compared to $3.7 million for the quarter ended June 30, 2025.

•	Net revenues from discontinued operations for the six months ended June 30, 2026 was $7.4 million compared to $7.3 million for the six months ended June 30, 2025.

Note: Beginning with the third quarter 2025 reporting period, both the Brands and Marketplace business segments are being shown as discontinued operations in the Company’s financial statements. Results from discontinued operations are provided within the financial tables at the end of this release.

Second Quarter 2026 Conference Call and Webcast

Management will host a teleconference and webcast to discuss its second quarter 2026 results today, July 29, 2026, at 9:00 a.m. ET. The conference call can be accessed live through a link on the PSQ Holdings Investor Relations website at investors.publicsquare.com. During the webcast, the Company will take both inbound questions received ahead of the call and questions from equity research analysts. Additionally, you can participate in the conference call by dialing (833) 461-5787 domestically or (585) 542-9983 internationally, and referencing meeting ID #983487052. Attendees should log in to the webcast or dial in approximately 15 minutes before the start time of the call.

About PSQ Holdings, Inc.

PSQ Holdings (NYSE: PSQH) is a payments and financial infrastructure company. We build and operate financial infrastructure in highly regulated environments for industries underserved by traditional financial institutions, including businesses, campaigns, and nonprofits that depend on reliable, compliant payment solutions. For more information, visit publicsquare.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “could,” “expect,” “future,” “intend,” “may,” “might,” “strategy,” “target,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our expected revenue, revenue growth, operating expenses, anticipated growth, ability to achieve profitability, our plans for the Brands and Marketplace segments, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (x) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare's payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations, (xii) the expected timing and ability to complete Public Square’s proposed sale of its Brand segment, the anticipated use of proceeds, and the expected benefits of the transaction, and (xiii) risks associated with the Company’s ability to execute on its plans to reposition into a Fintech-forward business, including the Company’s pursuit of any money transmitter licenses. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsq.com

Media Contact:

pr@publicsq.com

PSQ HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,735,250	$14,644,384
Restricted cash	1,552,921	1,119,580
Accounts receivable, net	1,611,793	1,630,987
Lease receivable, net	56,975	156,516
Loans held for investment, net of allowance for credit losses of $943,713 and $778,704 as of June 30, 2026 and December 31, 2025, respectively	7,310,976	6,148,072
Lease merchandise, net of accumulated depreciation of $580,592 and $938,959 as of June 30, 2026 and December 31, 2025, respectively	219,408	960,024
Interest receivable	270,718	250,450
Prepaid expenses and other current assets	1,941,565	2,450,321
Current assets held for sale (Note 4)	3,629,058	4,407,921
Total current assets	23,328,664	31,768,255
Loans held for investment, net of allowance for credit losses of $204,679 and $150,702 as of June 30, 2026 and December 31, 2025, respectively, non-current	1,336,582	1,189,832
Lease merchandise, net of accumulated depreciation of $93,616 and $72,335 as of June 30, 2026 and December 31, 2025, respectively, non-current	152,330	329,463
Property and equipment, net	134,676	187,262
Intangible assets, net	12,804,583	14,573,323
Goodwill	10,930,978	10,930,978
Operating lease right-of-use assets	511,215	669,356
Deposits	29,939	29,939
Total assets	$49,228,967	$59,678,408

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	$7,348,052	$6,174,546
Accounts payable	4,817,664	5,351,651
Accrued expenses	1,013,430	1,205,386
Operating lease liabilities, current portion	321,504	323,842
Current liabilities held for sale (Note 4)	2,356,003	2,612,041
Total current liabilities	15,856,653	15,667,466
Convertible promissory notes, related party (Note 10)	20,000,000	20,000,000
Convertible promissory notes	8,449,500	8,449,500
Earn-out liabilities	21,000	540,000
Warrant liabilities	515,000	1,230,250
Operating lease liabilities	200,123	354,286
Total liabilities	45,042,276	46,241,502
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value; 33,333,333 authorized shares; 3,353,852 shares and 3,099,509 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively (1)	336	310
Class C Common Stock, $0.0001 par value; 40,000,000 authorized shares; zero and 3,213,678 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	—	321
Additional paid-in capital (1)	172,774,479	169,948,371
Accumulated deficit	(168,588,124)	(156,512,096)
Total stockholders’ equity	4,186,691	13,436,906
Total liabilities and stockholders’ equity	$49,228,967	$59,678,408

(1) Prior period results have been adjusted to reflect the Reverse Stock Split of the Class A Common Stock at a ratio of 1-for-15 that became effective July 13, 2026. See Note 1 — Organization and Business Operations for further details.

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues, net	$7,132,526	$3,431,876	$15,290,943	$6,482,661
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	2,998,624	1,046,964	6,598,579	1,676,975
General and administrative	5,580,668	3,728,246	12,195,832	11,988,989
Sales and marketing	867,354	1,540,327	2,472,161	3,078,788
Research and development	759,442	951,039	1,383,537	1,981,261
Depreciation and amortization	1,716,209	1,367,561	3,564,253	2,274,387
Total costs and expenses	11,922,297	8,634,137	26,214,362	21,000,400
Operating loss	(4,789,771)	(5,202,261)	(10,923,419)	(14,517,739)
Other (expense) income:
Other (expense) income, net	(16,841)	434,153	(114,121)	743,973
Changes in fair value of earn-out liabilities	480,500	10,000	519,000	460,000
Changes in fair value of warrant liabilities	57,000	115,000	715,250	7,496,500
Interest expense, net	(974,193)	(868,456)	(1,921,662)	(1,736,913)
Loss before income taxes from continuing operations	(5,243,305)	(5,511,564)	(11,724,952)	(7,554,179)
Income tax benefit (expense)	—	3,056	—	(5,185)
Loss from continuing operations	(5,243,305)	(5,508,508)	(11,724,952)	(7,559,364)
Loss from discontinued operations, net of tax	(377,786)	(2,857,472)	(351,076)	(5,253,961)
Net loss	$(5,621,091)	$(8,365,980)	$(12,076,028)	$(12,813,325)

Continuing operations loss per common share, basic and diluted (1)	$(1.44)	$(1.83)	$(3.24)	$(2.57)
Discontinued operations loss per common share, basic and diluted (1)	$(0.10)	(0.95)	$(0.10)	(1.79)
Net loss per common share, basic and diluted (1)	$(1.54)	$(2.78)	$(3.34)	$(4.36)
Weighted average shares outstanding, basic and diluted (1)(2)	3,639,800	3,016,887	3,620,930	2,940,307

(1) Prior period results have been adjusted to reflect the Reverse Stock Split of the Class A Common Stock at a ratio of 1-for-15 that became effective July 13, 2026. See Note 1 — Organization and Business Operations for further details.

(2) Pre-funded warrants, issued in December 2025, can be exercised for little consideration (an exercise price per share equal to $0.0001 per share), and 334,545 remain unexercised as of June 30, 2026.

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended June 30,
	2026	2025
Cash flows from Operating Activities
Net loss	$(12,076,028)	$(12,813,325)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liabilities	(715,250)	(7,496,500)
Changes in fair value of earn-out liabilities	(519,000)	(460,000)
Share-based compensation	2,599,171	3,552,984
Amortization of step-up in loans held for investment	—	169,607
Provision for credit losses on loans held for investment	638,450	1,152,420
Origination of loans and leases for resale	(25,570,378)	(14,825,985)
Proceeds from sale of loans and leases for resale	29,747,924	16,384,107
Gain on sale of loans and leases	(4,177,546)	(1,558,122)
Recovery of lease merchandise	(69,016)	—
Loss on disposal of furniture	8,248	—
Depreciation and amortization	3,564,253	2,893,612
Non-cash operating lease expense	158,141	114,410
Changes in operating assets and liabilities:
Accounts receivable	25,987	(175,697)
Lease receivable	99,541	(152,463)
Interest receivable	(20,268)	95,625
Inventory	605,832	122,135
Prepaid expenses and other current assets	337,905	223,867
Deposits	28,243	(21,705)
Accounts payable	(456,908)	(627,932)
Accrued expenses	201,346	249,917
Deferred revenue	(726,419)	2,000,177
Operating lease liabilities	(156,501)	(112,688)
Net cash used in operating activities	(6,472,273)	(11,285,556)

Cash flows from Investing Activities
Disposals/(Additions) to lease merchandise, net of disposals	420,161	(2,194,358)
Software development costs	(1,184,571)	(1,554,442)
Principal paydowns on loans held for investment	13,071,785	8,911,312
Disbursements for loans held for investment	(15,019,888)	(9,406,157)
Purchase of licenses	—	(455,000)
Net cash used in investing activities	(2,712,513)	(4,698,645)

Cash flows from Financing Activities
Proceeds from revolving line of credit	7,916,764	4,761,935
Repayments on revolving line of credit	(6,743,259)	(4,532,580)
Net disbursement for closing costs from private equity transaction	(22,091)	—
Proceeds from issuance of common stock at-the-market offering	248,733	361,528
Cash paid for stock issuance costs	—	(312,059)
Net cash provided by financing activities	1,400,147	278,824
Net decrease in cash, cash equivalents and restricted cash	(7,784,639)	(15,705,377)
Cash, cash equivalents and restricted cash, beginning of period	16,117,319	36,589,607
Cash, cash equivalents and restricted cash, end of the period	$8,332,680	$20,884,230
Cash and cash equivalents from continued operations	$6,735,250	$18,479,548
Restricted cash from continued operations	1,552,921	307,114
Cash and cash equivalents from discontinued operations	44,509	2,097,568
Total cash, cash equivalents and restricted cash, end of the period	$8,332,680	$20,884,230

Supplemental Cash Flow Information
Cash paid for interest for convertible notes and revolving line of credit	$947,469	$868,457
Supplemental disclosure of noncash investing and financing activities:
Issuance of common shares in connection with the asset acquisition	$—	$4,500,000
Earnout liability generated by asset acquisition	$—	$550,000
Operating lease right-of-use asset obtained in exchange for operating lease liability	$—	$652,410
Accrued variable compensation settled with RSU grants	$—	$597,397

Cash flows from discontinued operations are included in the above amounts and explained in Note 4.

Discontinued Operations

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the three months ended June 30, 2026 and 2025:

	For the three months ended June 30, 2026		For the three months ended June 30, 2025
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$4,716	$3,757,868	$318,997	$3,331,995
Cost of revenues (exclusive of depreciation and amortization shown below)	145	—	97,199	(1,399)
Cost of goods sold (exclusive of depreciation and amortization shown below)	—	2,894,153	11,541	2,219,749
Operating costs	2,371	1,202,557	1,502,925	2,360,515
Depreciation and amortization	—	—	279,915	35,025
Operating income/(loss)	2,200	(338,842)	(1,572,583)	(1,281,895)
Other expense, net	—	(41,144)	—	—
Income tax expense	—	—	(1,497)	(1,497)
Income/(Loss) from discontinued operations, net of tax	$2,200	$(379,986)	$(1,574,080)	$(1,283,392)

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the six months ended June 30, 2026 and 2025:

	For the six months ended June 30, 2026		For the six months ended June 30, 2025
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$90,284	$7,339,425	$747,646	$6,602,182
Cost of revenues (exclusive of depreciation and amortization shown below)	743	—	201,508	527
Cost of goods sold (exclusive of depreciation and amortization shown below)	1,344	5,139,427	11,953	4,292,611
Operating costs	44,653	2,460,614	2,993,714	4,458,628
Depreciation and amortization	—	—	549,176	70,050
Operating income/(loss)	43,544	(260,616)	(3,008,705)	(2,219,634)
Other expense, net	(15,000)	(119,004)	(22,629)	—
Income tax expense	—	—	(1,496)	(1,497)
Income/(Loss) from discontinued operations, net of tax	$28,544	$(379,620)	$(3,032,830)	$(2,221,131)

Assets and liabilities of segments classified as held for sale in the Condensed Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025, consist of the following:

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$44,509	$353,355
Accounts receivable, net	65,579	72,372
Inventory	2,059,371	2,665,203
Prepaid expenses and other current assets	386,837	215,986
Intangible assets, net	1,072,762	1,072,762
Deposits	—	28,243
Total assets held for sale	$3,629,058	$4,407,921

Liabilities
Current liabilities:
Accounts payable	$931,968	$854,889
Accrued expenses	750,485	357,183
Deferred revenue	673,550	1,399,969
Total liabilities held for sale	$2,356,003	$2,612,041

The cash flows related to the discontinued operations have not been segregated and are included in the Condensed Consolidated Statements of Cash Flows. The following table presents cash flow for the discontinued segments.

	For the Six Months Ended June 30,
	2026	2025
Net cash (used in) / provided by operating activities	$(166,007)	$2,241,676

Non-GAAP Financial Measures

The non-GAAP financial measures below have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For the periods presented, we define non-GAAP operating income/(loss) as GAAP operating loss, adjusted to exclude, as applicable, certain expenses as presented in the table below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation:
GAAP operating loss	$(4,789,771)	$(5,202,261)	$(10,923,419)	$(14,517,739)
Non-GAAP adjustments:
Corporate costs not allocated to segments	(2,221,347)	(1,174,818)	(4,285,325)	(3,146,191)
Share-based compensation expense	(1,233,615)	69,861	(2,599,171)	(3,552,984)
Depreciation and amortization	(1,716,209)	(1,367,561)	(3,564,253)	(2,274,387)
Non-GAAP operating income/ (loss)	$381,400	$(2,729,743)	$(474,670)	$(5,544,177)

	For the three months ended June 30,
	2026	2025
Revenue per headcount:	$198,126	$47,665

	For the six months ended June 30,
	2026	2025
Revenue per headcount:	$424,748	$90,037